U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                  Current Report Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934

                        Date of Report:  June 26, 2007

                             ISA INTERNATIONALE, INC.

(Exact name of registrant as specified in its charter)

       Delaware                 001-16423                 41-1925647
(State of Incorporation)  (Commission File Number)  (IRS Employer ID. No.)

2560 Rice Street, St. Paul, MN 55113             (651) 483-3114
(Mailing address of registrant)         (Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[] Written communications pursuant to Rule 425 under the Securities Act
 (17CFR230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14A-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b)
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4c)

Section 1 Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 20, 2007, ISA Internationale Inc. (ISAI), its wholly owned subsidiary ISA Financial Services, Inc. (ISAF), and Bernard L. Brodkorb entered into an agreement with Amy L. Goldman, Chapter 7 Trustee of the bankruptcy estates of Harrison Asset Management, Inc., Money Asset Management, Inc., and Cash Asset Management, Inc., to settle an adversary complaint filed against them on or about July 14, 2006.

The Company has denied all relevant allegations against itself but felt it was in its own best interest to agree to settle rather than sustain the expense of protracted litigation.

The agreement includes the following condensed terms:
 (The complete contract agreement is attached as exhibit 99-1.)

1. Defendants will pay to the bankruptcy trustee an initial settlement sum of $75,000 within 16 days of court approval of the settlement agreement.

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2. ISAI will retain the portfolio accounts ("Accounts") purchased by and delivered to it including any of the Accounts recovered by third parties, and shall continue collecting on those Accounts at its own costs, with 40% of all future cash collections, net after third party collection costs to be paid on a quarterly basis to the Trustee until the case is closed, but no later than June 30, 2008. After June 30, 2008, ISAI shall retain the Accounts for its own benefit.

3. Trustee will return all of the bankruptcy estates' right, title and interest in the ISAI shares held in escrow under the original asset purchase agreement with the companies in bankruptcy.

4. Trustee and ISAI will share 50%/50% in the net recovery (after application of attorney fees and costs) by settlement or enforcement of judgment if any lawsuits or claims are commenced or pursued by the Trustee against Third Party Defendants.

5. ISAI will reasonably cooperate with the prosecution of any claims against Third Party defendants.

6. ISAI will continue to prosecute its Third Party Complaint, and the Trustee and ISAI shall share 50%/50% in the net recovery (after application of attorneys' fees and costs) from settlements or enforcements of judgments against those parties.

7. If the Trustee does not elect to pursue claims against the Third Party Defendants within 120 days after the execution of this agreement, Then ISAI may elect to pursue those claims upon written notification to the Trustee of such election, unless an earlier date is agreed upon by the parties. In such event, the Trustee without further need for court order, shall assign the pursuant to Sections 108(a) of the Bankruptcy Code) in any claims against the Third Party Defendants to ISAI, and ISAI shall share with the bankruptcy estate, 50%/50%, all net proceeds after fees and costs of collection. ISAI shall have the ability to settle or dismiss the claims in its sole discretion.

8 ISAI and the Trustee and Debtors each waive any and all claims against each other, and any claims against the Debtors now existing are deemed withdrawn.

9. Within 5 business days after receipt of the initial sum, The Trustee and the Defendants shall lodge a stipulation dismissing the Second Amended Complaint against ISAI.

Item 9.01 Financial Statements and Exhibits.
c) Exhibits
99-1 Settlement Agreement and Mutual Releases
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2007

ISA INTERNATIONALE INC.

/s/ Bernard L. Brodkorb
President and CEO